EXHIBIT 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------




We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the 2000 Employee Stock Option Plan of RADVision Ltd. of our report dated February 7, 2006, with respect to the consolidated financial statements and schedule of RADVision Ltd. included in its Annual Report
(Form 20-F) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.




                                            /s/Kost Forer Gabbay and Kasierer
                                            Kost Forer Gabbay & Kasierer
                                            Member Firm of Ernst & Young Global



Tel Aviv, Israel
March 28, 2007